Exhibit 99.2
NUANCE COMMUNICATIONS, INC.
FISCAL SECOND QUARTER EARNINGS ANNOUNCEMENT
PREPARED CONFERENCE CALL REMARKS
Nuance is providing a copy of prepared remarks in combination with its press release. This process and these remarks are offered to provide shareholders and analysts with additional time and detail for analyzing our results in advance of our quarterly conference call. As previously scheduled, the conference call will begin today, May 11, 2009 at 5:00 pm ET and will include only brief comments followed by questions and answers. These prepared remarks will not be read on the call.
To access the live broadcast, please visit the Investor Relations section of Nuance’s Website at www.nuance.com. The call can also be heard by dialing (800) 230-1059 or (612) 234-9959 at least five minutes prior to the call and referencing conference code 998061. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 998061.
Opening Remarks
Despite the challenging environment for capital and consumer spending, Nuance made significant progress in operating margins and the growth of recurring revenue streams. Strong expense controls, which we expect to continue for the remainder of the fiscal year, enabled us to exceed profit expectations. At the same time, Nuance has responded to the hastening interest within our healthcare, enterprise and mobile services markets for on-demand solutions with significant investments that position us for additional growth next year. In Q2, we won several long-term contracts in our enterprise and healthcare businesses, and had several design wins in our mobile business, that will begin contributing revenue in future quarters.
In our press release this afternoon, we reported non-GAAP revenues in the second quarter of approximately $238.8 million. Total GAAP revenues were $229.1 million. We recognized non-GAAP net income in the second quarter of $63.4 million, or $0.24 per diluted share, compared to non-GAAP net income of $41.7 million, or $0.18 per diluted share in the same period last year. We recognized GAAP net income in the second quarter of $7.1 million, or $0.03 per diluted share.
Nuance’s second quarter performance was notable in three particular areas.
•	First, Nuance benefited from continued resilience and a strong performance in our recurring revenue streams, especially from on-demand offerings. We note, though, a growing preference among customers toward subscription or transactional models, particularly in large healthcare institutions and enterprises. While beneficial to long-term revenues, this transition will somewhat suppress revenues in the near term. We continue to achieve an increasing number of significant design wins for hosted solutions across all major solutions areas. In healthcare, we continue to be selected by North America’s largest hospitals for our on-demand systems to provide speech automated transcription services. This quarter, we were selected for the largest volume speech automation contract yet. In enterprise, we have been selected for large volume, next generation customer care solutions at two Fortune 100 companies. One of these solutions, when completed in 2010, will constitute the largest speech solution in existence, with an estimated volume of more than 900 million minutes per year. And in mobile, we moved closer to launching commercial deployments of connected mobile services, including voicemail-to-text, and signed long-term royalty contracts with important OEM vendors. Collectively, we expect these multi-year, multi-million dollar engagements to provide attractive, recurring revenue streams in future periods.
•	Second, we witnessed significant improvements in operating leverage and margins in the quarter. As discussed in recent periods, beginning last year Nuance initiated a number of expense measures and accelerated acquisition synergies to protect operating margins in light of the economic climate. As a result, our margin performance has improved significantly. Non-GAAP operating margins rose to 31.3 percent this quarter, compared to 24.0 percent in the second quarter of fiscal 2008. We achieved non-GAAP gross margins of 68.2 percent in the second quarter 2009, compared to 66.8 percent in the same period last year.
Discussion of Second Quarter Revenues
Total GAAP revenues were $229.1 million. Total non-GAAP revenues were $238.8 million, which include $9.6 million of revenues lost to accounting for acquisitions. Non-GAAP speech and imaging revenues were $224.7 million and $14.1 million, respectively. Geographically, North America contributed 71 percent of non-GAAP revenues and international contributed 29 percent. Total non-GAAP revenues in the second quarter grew 9 percent, as reported, from the same quarter last year. (Please see the section below, “Discussion of Non-GAAP Financial Measures,” for more details on non-GAAP revenue.)
Healthcare-Dictation Solutions. Non-GAAP revenues for our healthcare-dictation offerings were $105.2 million, up 32 percent, as reported, from the second quarter last year. In particular, we witnessed strong growth in our hosted, on-demand solutions and Dragon Medical, as organizations work toward meaningful use requirements in conjunction with Healthcare Information Technology (HIT) initiatives. On-premise solutions, which require capital budgets, were sluggish, as a growing number of healthcare institutions moved toward our on-demand services. In addition, revenue growth in our on-demand services results from compelling cost benefits and the ongoing pressure for healthcare organizations to improve the quality of clinical documentation. Revenues from Dragon NaturallySpeaking in non-healthcare markets were weak due to a challenging environment for Windows-based software, especially in consumer markets.
Mobile-Enterprise Solutions. Non-GAAP revenues for our enterprise and mobile solutions were $119.5 million, up slightly, as reported, from the same quarter last year. As with last quarter, we continued to build on our enterprise business in North America and enjoyed strong performance in our hosted, on-demand solutions. This quarter we also recorded the first meaningful revenues associated with our mobile care solutions, including those from the recent SNAPin acquisition. Services, maintenance and bookings for solutions to support long-term customer engagements were strong. In mobile, as expected, royalties were down from last year reflecting lower shipments of handsets, cars and navigation devices. However, recent design wins position Nuance to ship on an increasing number of future devices and demonstrate our increasing technological leadership. In addition, Nuance enjoyed mass-market visibility through new consumer electronics from Amazon, Apple, Samsung and TomTom.
Imaging Solutions. Revenues for our PDF and document imaging solutions were $14.1 million, down 37 percent, as reported, from the same quarter last year. The year-over-year decline reflects the continued weakness in Windows-based software sales, as well as reduced sales through channels as Nuance prepares for new product release launches later this fiscal year.

Table: Non-GAAP Revenues by Solution

	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2008	2008	2008	2008	2008	2009	2009
Mobile-Enterprise	$110.6	$118.0	$124.8	$131.9	$485.3	$113.4	$119.5
Organic Growth	25%	15%	18%	13%	17%	(10)%	1%
Healthcare-Dictation	$79.2	$79.6	$85.2	$109.7	$353.6	$114.0	$105.2
Organic Growth	14%	16%	10%	18%	15%	17%	3%
Imaging	$19.3	$22.3	$19.2	$19.1	$79.9	$17.0	$14.1
Organic Growth	4%	20%	15%	(6)%	8%	(12)%	(37)%

Total revenue	$209.1	$219.9	$229.2	$260.7	$918.8	$244.4	$238.8

Organic Growth	18%	16%	14%	14%	15%	1%	(2)%
Table: Non-GAAP Revenues by Product, Service and Maintenance

	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2008	2008	2008	2008	2008	2009	2009
Products	$108.2	$107.3	$106.4	$131.5	$453.3	$110.4	$94.2
% of Revenue	51%	49%	46%	51%	49%	45%	39%
Services	$66.0	$74.5	$84.1	$89.5	$314.1	$91.4	$104.2
% of Revenue	32%	34%	37%	34%	34%	38%	44%
Maintenance and Support	$34.9	$38.1	$38.7	$39.7	$151.4	$42.6	$40.4
% of Revenue	17%	17%	17%	15%	17%	17%	17%

Total revenue	$209.1	$219.9	$229.2	$260.7	$918.8	$244.4	$238.8

Discussion of Cost of Revenues and Gross Margins
In Q2 2009, cost of revenue on a non-GAAP basis was approximately $76.0 million, for a non-GAAP gross margin of 68.2 percent, up from 66.8 percent over the same period last year and down slightly from 70.3 percent in the first quarter of 2009. GAAP cost of revenue and gross margin in the quarter were $88.4 million and 61.4 percent, respectively. Efficiencies in our hosting and service revenues, coupled with cost controls throughout the business, enhanced non-GAAP gross margins year-over-year. Year-to-date non-GAAP gross margins were 69.3 percent.
Discussion of Operating Expenses and Margins
In Q2 2009, non-GAAP operating margin was approximately 31.3 percent, up from 24.0 percent over the same period last year and up from 28.8 percent in the first quarter of 2009. GAAP operating margin was 6.7 percent in the second quarter. Operating expenses were favorable in all areas owing to operational efficiencies, cost containment and tightly managed hiring. Improvements in operating margin owe primarily to control measures enacted across the business and continued expense reductions associated with acquisition integrations. Year-to-date non-GAAP operating margins were 30.0 percent.
Balance Sheet and Cash Flow Highlights
Cash and Cash Flow Activities
Nuance reported cash flows from operations of $49.8 million in the second quarter of 2009, compared with $41.0 million in the same period last year and $80.8 million in first quarter of 2009.  At the end of Q2 2009, our cash balance was approximately $421.0 million. Capital expenditures totalled $4.0 million and depreciation was $4.6 million for the three months ended March 31, 2009.
DSOs
In Q2 2009, days sales outstanding (DSO) were 35 days, improved from 38 days in the first quarter 2009 and 44 days from Q2 2008. Please note, we calculate DSOs net of deferred maintenance revenues, on a non-GAAP basis.

Discussion of Q3 2009 Guidance and Fiscal Year Outlook
We provide guidance with the expectation that market conditions will remain turbulent and unpredictable for the foreseeable future. Our guidance is adjusted to account for the most recent results. Our guidance seeks to balance the strengths of favorable bookings trends observed in Q2, especially strength in hosted and on-demand offerings, with unfavorable trends observed in Q2, particularly challenges in capital spending and consumer purchases.
While market conditions remain challenging, we have seen a strengthening pipeline and project increased bookings in both Q3 and Q4 2009. In particular, the favorable trends we have seen in enterprise and healthcare are expected to result in continued growth in both on-demand and on-premise bookings based on our continued transition toward solutions selling.
We believe that the trends we have identified for our mobile-enterprise business will remain largely consistent for the balance of the year. In mobile, we expect that royalty revenues will remain depressed given reduced shipments of cars, navigation devices and phones. However, we continue to secure additional design wins, signaling increasing leadership broadly in these devices and positioning the company attractively for when the economy begins to recover.
In enterprise, as anticipated, the combination of lower capital purchases and disruption among channel partners continues to hinder our on-premise business. We do, however, anticipate continued strength in our enterprise on-demand, services and support, and expect to enjoy growing revenues from our new mobile care offerings. Despite the environment, our North American enterprise business has proven to be somewhat more resilient than we anticipated as our direct solutions selling model has begin to supplant challenges in our historic IVR channels.
In our healthcare business, we have seen a more adverse selling environment for on-premise offerings, due to reduced capital spending in large hospitals and restrictive credit markets. However, we expect Q2 bookings strength in our hosted, on-demand offerings to continue, and anticipate improved sales of Dragon Medical in clinical documentation systems and in electronic health record implementations.
For Dragon NaturallySpeaking and our imaging products, we expect revenues to be challenged as sales activity through retail and software channels remains low. It is clear that sales of Windows-based software applications broadly are adversely affected by reduced consumer and business spending.
From our results, it is apparent our on-going commitment to cost containment has brought significant benefits to Nuance’s profitability. For the balance of the year, we will maintain our cautious approach toward expenses and will enact additional actions to drive further efficiencies across operations. We expect to see ongoing benefits of our continued actions in the second half of 2009 and expect additional, long-term benefits to our business model as market conditions improve.
With these trends and factors in mind, we are tightening our guidance range for the second half of 2009. This change reflects the more cautious view of revenue growth and accounts for reduced expenses from our cost and efficiency programs. Our third quarter 2009 and fiscal year 2009 guidance includes:
•	Q3 GAAP: Revenue between $237.5 million and $247.5 million and EPS of $0.0 to $0.03

•	Q3 Non-GAAP: Revenue between $245 million and $255 million and EPS of $0.23 to $0.26

•	FY09 GAAP: Revenue between $954 million and $974 million and EPS of ($0.09) to ($0.02)

•	FY09 Non-GAAP: Revenue of $1,004 million to $1,024 million and EPS of $1.00 to $1.07
This ends the prepared conference call remarks.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding the future demand for, performance of, and opportunities for growth in Nuance’s product offerings and solutions in healthcare and dictation, mobile-enterprise and imaging, anticipated expense reduction activities, Nuance’s revenue and earnings projections for the third fiscal quarter of 2009, Nuance’s financial performance during the remainder of fiscal 2009, and Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2008 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The information included in this press release should not be viewed as a substitute for full GAAP financial statements.
Discussion of Non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired asset in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended March 31, 2009 and 2008, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in three general categories, each of which are described below.
Acquisition-Related Revenue and Cost of Revenue.
The Company provides supplementary non-GAAP financial measures of revenue which include revenue related to acquisitions, primarily from Phillips Speech Recognition Systems and Tegic, that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that the Company would have otherwise recognized had the Company not acquired intellectual property and other assets from the same customer during the quarter.

Because GAAP accounting requires the elimination of these revenues, GAAP results alone do not fully capture all of the Company’s economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenues. The Company includes non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward looking guidance and the financial results of peer companies. The Company believes these adjustments are useful to management and investors as a measure of the ongoing performance of the business because the Company historically has experienced high renewal rates on maintenance and support agreements and other customer contracts, although we cannot be certain that customers will renew these contracts. Additionally, although acquisition related revenue adjustments are non-recurring with respect to past acquisitions, the Company generally will incur these adjustments in connection with any future acquisitions.
Acquisition-Related Expenses.
In recent years, the Company has completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. The Company provides supplementary non-GAAP financial measures which exclude certain expense items resulting from acquisitions to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. These items are included in the following categories: (i) acquisition-related transition and integration costs; (ii) amortization of intangible assets; (iii) in-process research and development; and (iv) costs associated with the investigation of the financial results of acquired entities. These categories are further discussed as follows:
(i) Acquisition-related transition and integration costs. The Company excludes transition and integration costs such as retention and earnout bonuses for employees from acquisitions. The Company does not consider these expenses to be related to the organic continuing operation of its business, and believes it is useful to management and investors to understand the effects of these items on total operating expenses. Although acquisition-related transition and integration costs are not recurring with respect to past acquisitions, the Company generally will incur these expenses in connection with any future acquisitions.
(ii) Amortization of intangible assets. The Company excludes the amortization of intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. The Company believes that it is important for investors to understand that the use of intangible assets contributed to revenue earned during the periods presented and will contribute to future periods as well. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.
(iii) In-Process research and development. The Company excludes expenses associated with acquired in-process research and development from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired research and development had been conducted internally rather than acquired. Although expenses associated with acquired in-process research and development are generally not recurring with respect to past acquisitions, the Company may incur these expenses in connection with any future acquisitions.
(iv) Costs associated with the investigation of the financial results of acquired entities. The Company excludes expenses incurred as a result of the investigation and, if necessary, restatement of the financial results of acquired entities. The Company also incurs post-closing legal and other professional services fees for non-recurring compliance and regulatory matters associated with acquisitions. The Company does not consider these expenses to be related to the organic continuing operations of the acquired businesses, and believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses. Although these expenses are not recurring with respect to past acquisitions, the Company may incur these expenses in connection with any future acquisitions.
Non-Cash Expenses.
The Company provides non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:
(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of share-based payments allows for more accurate comparisons of operating results to peer companies, as well as to times in the Company’s history when share-based payments were more or less significant as a portion of overall compensation than in the current period. The Company evaluates performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options granted are influenced by factors such as volatility and risk-free interest rates that are beyond the Company’s control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, the Company does not include such charges in operating plans. Stock-based compensation will continue in future periods.
(ii) and (iii) Certain accrued interest and income taxes. The Company also excludes certain accrued interest and certain accrued income taxes because the Company believes that excluding these non-cash expenses provides senior management as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.
Other Expenses.
The Company excludes certain other expenses that are the result of other, unplanned events to measure operating performance as well as current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of continuing operations. The Company assesses operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information the Company believes management and the users of the financial statements are better able to understand the financial results of what the Company considers to be organic continuing operations.
The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. The Company further believes that providing this information allows investors to not only better understand the Company’s financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Six months ended
	March 31		March 31
	2009	2008	2009	2008
Revenue:
Product and licensing	$87,025	$94,254	5172,600	$192,190
Professional services, subscription and hosting	103,004	72,203	193,196	134,623
Maintenance and support	39,116	36,845	80,183	71,513

Total revenue	229,145	203,302	445,979	398,326

Cost of revenue:
Product and licensing	9,051	10,686	17,808	22,271
Professional services, subscription and hosting	62,781	56,443	121,263	101,267
Maintenance and support	7,137	8,908	14,180	16,353
Amortisation of intangible assets	9,409	7,759	17,427	12,746

Total cost of revenue	88,378	83,796	170,678	152,637

Gross profit	140,767	119,506	275,301	245,689

Operating expenses:
Research and development	27,766	30,908	58,779	58,753
Sales and marketing	50,369	56,766	111,615	112,773
General and administrative	27,902	2S,074	58,159	53,309
Amortization of intangible assets	19,034	14,155	36,382	25,654
Restructuring and other charges, net	250	3,326	2,34S	5,47S

Total operating expenses	125,321	133,229	267,283	255,967

Income (loss) from operations	15,446	(13,723)	8,018	(10,278)
Other expense, net	(9,377)	(12,299)	(14,888)	(26,543)

Income (loss) before income taxes	6,069	(26,022)	(6,870)	(36,821)
Pro vision (benefit) for income taxes	(998)	769	10,613	5,394

Net income (loss)	$7,067	$(26,791)	S (17,483)	$(42,215)

Net income (loss) per share:
Basic	$0.03	$(0.13)	I (0.07)	$(0.21)

Diluted	$0.03	$(0.13)	S (0.07)	$(0.21)

Weighted average common shares outstanding:
Basic	250,656	206,343	243,283	200,280

Diluted	269,187	206,343	243,283	200,280

Nuance Communications, Inc.
Supplement Financial Information — GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Six months ended
	March 31		March 31
	2009	2008	2009	2008
GAAP revenue	$229,145	$203,302	$445,979	$398,326
Acquisition-related revenue adjustments: product & licensing	7,154	12,999	31,953	23,218
Acquisition-related revenue adjustments: professional services, subscription and hosting	1,210	2,262	2,450	5,797
Acquisition-related revenue adjustments: maintenance and support	1,231	1,305	2,851	1,579

Non-GAAP revenue	$238,790	$219,868	$483,233	$428,920

GAAP cost of revenue	$88,378	$83,796	$170,678	$152,637
Cost of revenue from amortization of intangible assets	(9,409)	(7,759)	(17,427)	(12,746)
Cost of revenue adjustments: product & licensing (1,2,3)	(5)	373	(11)	337
Cost of revenue adjustments: professional services, subscription and hosting (1,2,3)	(2,711)	(2,826)	(4,368)	(2,990)
Cost of revenue adjustments: maintenance & support (1,2,3)	(249)	(620)	(335)	(1,020)

Non-GAAP cost of revenue	$76,004	$72,964	$143,537	$136,218

GAAP gross profit	$140,767	$119,506	$275,301	$245,689
Gross profit adjustments	22,019	27,398	59,395	47,013

Non-GAAP gross profit	$162,786	$146,904	$334,696	$292,702

GAAP income (loss) from operations	$15,446	$(13,723)	$8,018	$(10,278)
Gross profit adjustments	22,019	27,398	59,395	47,013
Research and development (1, 2)	3,373	6,227	6,526	10,210
Sales and marketing (1, 2)	6,454	7,307	14,557	13,450
General and administrative (1, 2)	8,089	8,073	17,791	14,823
Amortization of intangible assets	19,034	14,155	36,382	25,654
Restructuring and other charges, net	250	3,326	2,343	5,473

Non-GAAP income from operations	$74,665	$52,763	$145,017	$106,350

GAAP provision (benefit) for income taxes	$(998)	$769	$10,613	$5,394
Non- cash taxes	4,356	(235)	(1,955)	(3,060)

Non-GAAP provision for income taxes	$3,358	$534	$8,658	$2,334

GAAP net income (loss)	$7,067	$(26,791)	$(17,483)	$(42,215)
Cost of revenue from amortization of intangible assets	9,409	7,759	17,427	12,746
Amortization of intangible assets	19,034	14,155	36,382	25,654
Non-cash share-based payments (1)	13,015	23,244	35,002	38,419
Non- cash interest expense, net	1,493	1,726	2,938	3,031
Restructuring and other charges, net	250	3,326	2,348	5,478
Non-cash income taxes	(4,356)	235	1,955	3,060
Purchase accounting adjustment- cost of revenue (3)	(499)	(1,135)	(644)	(2,291)
Purchase accounting adjustment- revenue (3)	9,645	16,566	37,254	30,594
Acquisition-related transition and integration costs (2)	3,365	2,571	9,230	6,028

Non-GAAP net income	$63,423	$41,656	$124,409	$80,504

GAAP weighted average common shares outstanding — diluted	269,187	206,348	243,283	200,280
Adjustment for shares that are dilutive on a non-GAAP basis	—	23,370	18,601	24,347

Non-GAAP weighted average common shares outstanding — diluted	269,187	229,718	261,884	224,627

GAAP net income (loss) per share — diluted	$0.03	$(0.13)	$(0.07)	$(0.21)
Adjustment for net income per share on a non-GAAP basis	0.21	0.31	0.55	0.57

Non-GAAP net income per share — diluted	$0.24	$0.18	$0.48	$0.36

Nuance Communications, Inc.
Supplement Financial Information — GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended		Six months ended
	March 31		March 31
	2009	2008	2009	2008
(1) Non-cash share-based payments
Cost of product and licensing	$4	$10	$6	$14
Cost of professional services, subscription and hosting	3,147	3,416	4,927	5,021
Cost of maintenance and support	275	580	425	906
Research and development	2,937	5,520	5,627	9,104
Sales and marketing	6,228	6,523	13,559	11,563
General and administrative	5,424	7,195	10,458	11,811

Total	$18,015	$23,244	$35,002	$38,419

(2) Acquisition-related transition and integration costs
Cost of product and licensing	$1	$(2)	$1	$—
Cost of professional services, subscription and hosting	27	164	(11)	(91)
Cost of maintenance and support	10	40	10	114
Research and development	436	707	899	1,106
Sales and marketing	226	784	998	1,887
General and administrative	2,665	878	7,333	3,012

Total	$3,365	$2,571	$9,230	$6,028

(3) Acquisition-related adjustments
Revenue	$9,645	$16,566	$37,254	$30,594
Cost of product and licensing	—	(381)	4	(351)
Cost of professional services, subscription and hosting	(463)	(754)	(548)	(1,940)
Cost of maintenance and support	(36)	—	(100)	—

Total	$9,146	$15,431	$36,610	$28,303

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	March 31, 2009	September 30, 2008
ASSETS

Current assets:
Cash and cash equivalents	$420,982	$261,540
Marketable securities	—	56
Accounts receivable and unbilled receivables, net	182,179	217,999
Inventories, net	8,503	7,152
Prepaid expenses and other current assets	34,953	28,536

Total current assets	646,617	515,283

Land, building and equipment, net	51,898	46,485
Goodwill	1,794,861	1,655,773
Intangible assets, net	647,874	585,023
Other assets	40,206	43,635

Total assets	$3,181,456	$2,846,199

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and capital leases	$6,902	$7,006
Contingent and deferred acquisition payments	58,511	113,074
Accounts payable and accrued expenses	149,205	133,616
Deferred and unearned revenue	147,600	118,902
Other short term liabilities	10,031	9,166

Total current liabilities	372,249	381,764

Long-term portion of debt and capital leases	891,271	894,184
Long-term deferred revenue	20,985	18,134
Other long term liabilities	122,939	127,209

Total liabilities	1,407,444	1,421,291

Stockholders’ equity	1,774,012	1,424,908

Total liabilities and stockholders’ equity	$3,181,456	$2,846,199

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income (loss) per Share Guidance
(in thousands, except per share amounts)
Unaudited

	Three months ended
	June 30, 2009
	Low	High

GAAP Total revenue	$237,500	$247,500
Acquisition- related revenue adjustments	7,500	7,500

Total Non- GAAP revenue	$245,000	$255,000

GAAP net income (loss), per share	$(0.00)	$0.03
Cost of revenue from amortization of intangible assets	0.03	0.03
Amortization of intangible assets	0.07	0.07
Non-cash share-based payments	0.06	0.06
Acquisition-related transition and integration costs	0.02	0.02
Restructuring and other charges, net	—	—
Non-cash interest expense, net	0.00	0.00
Non-cash income taxes	0.02	0.02
Purchase accounting adjustment — cost of revenue	(0.00)	(0.00)
Acquisition-related revenue adjustments	0.03	0.03

Non- GAAP net income (loss), per share	$0.23	$0.26

Shares used in computing non-GAAP net income (loss) per share:

Weighted average common shares: basic	264,047	264,047

Weighted average common shares: diluted	281,170	281,170

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income (loss) per Share Guidance
(in thousands, except per share amounts)
Unaudited

	Twelve months ended
	September 30, 2009
	Low	High

GAAP Total revenue	$954,000	$974,000
Acquisition-related revenue adjustments	50,000	50,000

Total Non-GAAP revenue	$1,004,000	$1,024,000

GAAP net income (loss), per share	$(0.09)	$(0.02)
Cost of revenue from amortization of intangible assets	0.14	0.14
Amortization of intangible assets	0.27	0.27
Non-cash share-based payments	0.27	0.27
Acquisition-related transition and integration costs	0.06	0.06
Restructuring and other charges, net	0.01	0.01
Non-cash interest expense, net	0.02	0.02
Non-cash income taxes	0.15	0.15
Purchase accounting adjustment — cost of revenue	(0.01)	(0.01)
Acquisition-related revenue adjustments	0.18	0.18

Non-GAAP net income (loss), per share	$1.00	$1.07

Shares used in computing non-GAAP net income (loss) per share:

Weighted average common shares: basic	256,603	256,603

Weighted average common shares: diluted	272,070	272,070

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations (Unaudited)
(in millions)
Total Revenues

	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2008	2008	2008	2008	2008	2009	2009
GAAP Revenues	$195.0	$203.3	$216.7	$253.5	$868.5	$216.8	$229.1
Adjustment	$14.1	$16.6	$12.5	$7.2	$50.3	$27.6	$9.7

Non-GAAP Revenues	$209.1	$219.9	$229.2	$260.7	$918.8	$244.4	$238.8

Mobile-Enterprise Revenues

	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2008	2008	2008	2008	2008	2009	2009
GAAP Revenues	$98.3	$101.9	$113.7	$124.9	$438.8	$99.8	$114.5
Adjustment	$12.3	$16.1	$11.1	$7.0	$46.5	$13.6	$5.0

Non-GAAP Revenues	$110.6	$118.0	$124.8	$131.9	$485.3	$113.4	$119.5

Healthcare-Dictation Revenues

	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2008	2008	2008	2008	2008	2009	2009
GAAP Revenues	$77.4	$79.1	$84.0	$109.3	$349.8	$100.0	$100.6
Adjustment	$1.8	$0.5	$1.2	$0.4	$3.8	$14.0	$4.6

Non-GAAP Revenues	$79.2	$79.6	$85.2	$109.7	$353.6	$114.0	$105.2

Product and Licenses Revenues

	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2008	2008	2008	2008	2008	2009	2009
GAAP Revenues	$97.9	$94.3	$96.4	$125.8	$414.4	$85.6	$87.0
Adjustment	$10.3	$13.0	$10.0	$5.7	$38.9	$24.8	$7.2

Non-GAAP Revenues	$108.2	$107.3	$106.4	$131.5	$453.3	$110.4	$94.2

Professional Services, Hosting and Subscription Revenue

	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2008	2008	2008	2008	2008	2009	2009
GAAP Revenues	$62.4	$72.2	$82.3	$88.6	$305.5	$90.2	$103.0
Adjustment	$3.6	$2.3	$1.8	$0.9	$8.6	$1.2	$1.2

Non-GAAP Revenues	$66.0	$74.5	$84.1	$89.5	$314.1	$91.4	$104.2

Maintenance and Support Revenues

	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2008	2008	2008	2008	2008	2009	2009
GAAP Revenues	$34.7	$36.8	$38.0	$39.1	$148.6	$41.1	$39.1
Adjustment	$0.2	$1.3	$0.7	$0.6	$2.8	$1.5	$1.3

Non-GAAP Revenues	$34.9	$38.1	$38.7	$39.7	$151.4	$42.6	$40.4

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